Tallahassee Office 2457 Care Drive Tallahassee, Florida 32308 (850) 878-2411 - Telephone (850) 878-1230 - Facsimile e-mail: tall@idhlaw.com	IGLER & DOUGHERTY, P.A.	Tampa Office 500 N. West Shore Blvd., Suite 1010 Tampa, Florida 33609 (813) 289-1020 - Telephone (813) 289-1070 - Facsimile e-mail: tampa@idhlaw.com

ATTORNEYS AT LAW

REPLY TO: TALLAHASSEE OFFICE

August 10, 2004

Board of Directors

Florida Business BancGroup, Inc.

2202 N. West Shore Boulevard, Suite 150

Tampa, Florida 33607

RE:	Florida Business BancGroup, Inc.’s Registration Statement on
Form S-8 for 196,500 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel for Florida Business BancGroup, Inc. (“FBBI”) in connection with the proposed offering of the shares of its $.01 par value common stock covered by the above-described registration statement.

In connection therewith, we have examined the following:

•	The Articles of Incorporation of FBBI, as filed with the Secretary of State of the State of Florida;

•	The Bylaws of FBBI;

•	2000 Key Employee Stock Compensation Program and Amendment I; and

•	The registration statement, including all exhibits thereto.

Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

•	FBBI has been duly incorporated and is validly existing under the laws of the State of Florida.

•	The 196,500 shares of $.01 par value common stock covered by the registration statement have been legally authorized and when issued in accordance with the terms described in said registration statement, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the aforementioned registration statement on Form S-8 and to any amendments thereto. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

IGLER & DOUGHERTY, P.A.

/s/ Igler & Dougherty, P.A.